Exhibit 99.1

Gavin Isaacs Named CEO at Scientific Games Corporation

NEW YORK — June 10, 2014 — Scientific Games Corporation (Nasdaq: SGMS) (“Scientific Games” or the “Company”) today announced the appointment of Gavin Isaacs as President and Chief Executive Officer of Scientific Games, succeeding David L. Kennedy effective immediately.  Mr. Kennedy will continue to serve as Executive Vice Chairman of the Board.

Mr. Isaacs is an accomplished gaming industry executive with more than 15 years of industry leadership experience.  Most recently, he served as Chief Executive Officer of SHFL entertainment, Inc. from April 2011 through November 2013 when the company was acquired by Bally Technologies, Inc.  Previously, Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally Technologies from May 2006 through March 2011.  Prior to joining Bally Technologies, he held senior roles at Aristocrat Leisure Limited, including Head of Global Marketing and Business Development, Managing Director of Aristocrat’s London-based European subsidiary and President of Aristocrat Technologies, Inc., Aristocrat’s Las Vegas-based subsidiary focused on North and South America.  Mr. Isaacs is also a Trustee and former President of the International Association of Gaming Advisors.

“Gavin is a very talented and seasoned gaming industry executive with the necessary skills to lead our Company to the next level of growth and performance,” said Ronald O. Perelman, Chairman of the Board of Scientific Games.  “He has an impressive track record of success and is recognized for his dynamic leadership.  We believe his focus on customer relationships, strategic thinking and expertise in growing innovation-focused businesses make him the ideal choice to lead our efforts to achieve greater profitability and increased cash flow.”

Mr. Perelman continued, “We extend our thanks and appreciation to David for stepping up to lead the Company during the last six months and work with the Board to facilitate the CEO succession. We were fortunate to have a leader of David’s stature and experience at such an important time, and we are pleased that he will continue to serve the Company and our stockholders as Executive Vice Chairman.”

Mr. Isaacs commented, “I am tremendously enthused to join the Company at this exciting and challenging time and lead the business to the next level.  Scientific Games has a skilled worldwide organization that is focused on improving performance and growth.  In collaboration with the entire Scientific Games team, I look forward to working together as we concentrate on creating and distributing innovative products and services to our customers, completing the integration of WMS and enhancing stockholder value.”

On June 9, 2014, Mr. Isaacs was granted 85,935 restricted stock units (RSUs) and stock options to purchase 161,181 shares of the Company’s common stock (with an exercise price of $8.73 per share, representing the average of the high and low sales prices of the Company’s stock on June 6, 2014, and a ten-year term), which awards are scheduled to vest in one-fourth increments on each of the first four anniversaries of the date of grant. The RSUs and stock option grants were approved as employment inducement grants pursuant to Nasdaq Listing Rule 5635(c)(4).

Conference Call Today at 11:30 ET

Scientific Games will host a conference call today, June 10, at 11:30 am ET to welcome Gavin Isaacs and take questions.  To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (877) 474-9504 (U.S. and Canada) or (857) 244-7557 (international). The conference ID is SGMS. A replay of the webcast will be archived in the Investor Information section on our website.

About Scientific Games

Scientific Games Corporation is a leading developer of technology-based products and services and associated content for worldwide gaming and lottery markets.  The Company’s portfolio includes instant and draw-based lottery games; electronic gaming machines and game content; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and social, mobile and interactive content and services.  For more information, please visit: www.scientificgames.com.

Company Contacts

Investor Relations:

Bill Pfund  (847) 785-3167

Media Relations:

Mollie Cole  (773) 961-1194

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance.  Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; including declines or slow growth of lottery retail sales or gross gaming revenues and reductions in or constraints on capital spending by gaming or lottery operators; slow growth of new gaming jurisdictions; slow addition of casinos in existing jurisdictions; declines in the replacement cycle of gaming machines; ownership changes and consolidation in the casino industry; opposition to legalized gaming or the expansion thereof; ability to adapt to, and offer products that keep pace with, evolving technology; ability to develop successful gaming concepts and content; laws and government regulation, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the expansion of interactive gaming; dependence upon key providers in our social gaming business; retention and renewal of existing contracts and entry into new or revised contracts; level of our indebtedness; availability and adequacy of cash flows to satisfy obligations or future needs; restrictions and covenants in our debt agreements; protection of our intellectual property; ability to license third party intellectual property; intellectual property rights of others; security and integrity of our software and systems; reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; inability of our joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois lottery; inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey lottery or otherwise to realize the anticipated benefits under such agreement (including as a result of a protest); failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the WMS acquisition, including due to the inability to realize synergies in the anticipated amounts or within the contemplated time-frames or cost expectations, or at all; inability to complete and integrate future acquisitions; restructuring costs; revenue recognition standards; impairment charges; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates and restrictions on the import of our products; dependence on our employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees, intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in Scientific Games’ filings with the Securities and Exchange Commission (“SEC”) (including our Annual Report on Form 10-K filed with the SEC on March 17, 2014 and in our subsequent periodic reports), including under the heading “Risk Factors” in Scientific Games’ periodic reports.  Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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